UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2004

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

27-0019071
(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01             Other Events

On November 22, 2004 the Registrant announced continuing significant rapid progress on the Big Chunk properties which border the massive Northern Dynasty Pebble Project in Southwestern Alaska.

White Sox, (see last NR) was the target of a 4-hole diamond drill program taking place between October 21 & October 31, 2004; 1,329 feet (405 meters) of diamond core was drilled. Altered and mineralized sedimentary rocks cut by porphyry dikes and quartz veins were intersected. Copper and molybdenum sulphides were visible in some intervals of the core. The alteration, mineralization and intrusive dikes are of the same type as the Pebble deposit approximately 9 miles to the southeast. Geophysical (IP) anomalies and geochemical anomalies coupled with this drilling suggest the system is more than one mile wide, three miles long and open to the northeast, east and south. Aeromag highs suggest it is adjacent to a large porphyry body; perhaps the source of porphyry dikes encountered in the drilling and similar to the environment of the Pebble deposit. Based on these data, it is the opinion of the Registrant's geotechnical team that White Sox, a covered, previously unrecognized porphyry system, has been discovered with characteristics similar to the Pebble deposit.

The drill core has been split and divided into assay intervals and shipped to ALS Chemex, a Certified Assay Laboratory, to be assayed for 42 elements including gold, copper, molybdenum (moly) and silver. Results are expected shortly after the first of the New Year. The core has also been digitally photographed, geologically logged and samples have been taken for microscopic examination of the mineralization and alteration. Additional IP geophysics and geochemical sampling are planned. These studies will help target additional drilling.

The Registrant is particularly pleased with these results. The Registrant has moved from a standing start to a promising discovery in a relatively short time, with: 1. The recognition of the potential for the existence of the Big Chunk Caldera, including the Pebble alteration zone (the largest porphyry alteration zone in the world then known) June 5, 2003. 2. Geologic verification and staking of the largest single State Land acquisition event in Alaska history, mid-December 2003. 3. Formation of the Liberty Star Gold Corp at the end of January 2004. 4. The assembly of outstanding geotechnical and executive teams. 5. Evaluation of 237 square miles of the Big Chunk caldera using cutting edge geotechnology, January 10 to mid October 2004. 6. Targeting, drilling and discovery of a covered and previously unknown porphyry system, large enough to host a Pebble size mineral body, October 31, 2004. We believe the time, from first recognition of potential, to probable confirmation of a porphyry gold-copper-moly mineral center, may be a first in mining exploration history. The Registrant's geotechnical and management teams using years of experience, enhanced with cutting edge computer data techniques, plans similar fast tracking for the future.

The Registrant also announced that the owner of 7,000,000 shares of common stock agreed to return them to treasury in order to facilitate a future planned financing.

Item 9.01             Financial Statements and Exhibits

(c) EXHIBITS

99.1	News Release dated November 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: November 22, 2004	By:	/s/ Gary Musil

Gary Musil, Secretary